Exhibit 3

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made on the           day of October 2008 between:

1.	Hill Street Trustees Limited of 22 Grenville Street St Helier Jersey JE4 8PX Channel Islands in its capacity as trustee of The Quan Gung ‘86 Trust (the "Trustee");

2.	Hung Lay Si Co Limited whose registered office is at 4th Floor, Century Yard, Cricket Square, Elign Avenue PO Box 32322, George Town Grand Cayman Islands British West Indies (the "Purchaser"); and

3.	Merle A. Hinrich of 22/F Vita Tower A 29 Wong Chuk Hang Road Aberdeen Hong Kong (the "Vendor").

The Purchaser, Vendor and the Trustee are hereinafter jointly referred to as the "Parties".

WHEREAS

(A)         The Vendor is the owner of 28,576,844 fully paid common shares of US$0.01 each in Global Sources Ltd of Canon’s Court, 22 Victoria Street, Hamilton, Bermuda  (the “Company”).

(B)	The Vendor has agreed to sell and the Purchaser has agreed to purchase 400,000 Shares (the “Purchase Shares”) in the Company on the terms and subject to the conditions of this agreement.

(G)	The purchase by the Purchaser of the Purchase Shares has been authorised by resolution in accordance with the Companies (Jersey) Law 1991, as amended, and the Articles of Association of the Purchaser.

(H)	The Purchaser shall pay in consideration for the purchase of the Purchase Shares US$7 per Share to the Vendor, totalling an aggregate consideration of US$2,800,000 (the "Consideration").

NOW THEREFORE THIS AGREEMENT WITNESSETH the agreement of the Parties as follows:

1.              Interpretation

1.1.	In this Agreement, unless there be something in the subject or context inconsistent with such construction:

1.1.1.	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

1.1.2.	the word "signed" shall be construed as including a signature or representation of a signature affixed by mechanical or other means;

1.1.3.	the words "in writing" shall be construed as including written, printed, telexed, electronically transmitted or any other mode of representing or reproducing words in a visible form;

1.1.4.	words importing "persons" shall be construed as including companies or associations or bodies of persons whether corporate or unincorporated;

1.1.5.	words importing the singular number shall be construed as including the plural number and vice versa;

1.1.6.	words importing the masculine gender only shall be construed as including the feminine gender;

1.1.7.	references to clauses are to Clauses of this Agreement; and

1.1.8.	references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed.

1.2.	The headings herein are for convenience only and shall not affect the construction of this Agreement.

2.          Purchase of the Shares

2.1.	The Vendor shall sell the Purchase Shares, and the Purchaser shall purchase the Purchase Shares, as hereinafter provided.

2.2.	The Vendor shall sell the Purchase Shares free of all liens, charges and encumbrances and together with all rights attaching thereto.

2.3.	Completion of the sale and purchase of the Purchase Shares ("Completion") shall take place on 31st October 2008 or such other date as the Parties may agree.

3.           Obligations on Completion

3.1	MAH shall on Completion deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser in respect of the Purchase Shares.

3.2	MAH shall execute such further documentation (if any) as the Purchaser may reasonably request in writing in order to effect the registration of the Purchase Shares in the name of the Purchaser.

3.3	On Completion, the Purchaser shall pay the Consideration to the Vendor or as it shall direct

3.4	The payment made to the Vendor under this Clause 3 shall be made by wire transfer to the bank account of the Vendor as notified in writing by the Vendor to the Purchaser.

4.             Confidentiality

This Agreement and any information or document provided hereunder is confidential and shall not be passed on or copied to any person except for the purposes of professional advice to be given in relation to this Agreement.

5.             Costs

The costs of preparation of this Agreement shall be borne by the Purchaser.

6.             Further Assurance

The Parties agree to do all things and to execute and sign all documents reasonably required to effectively transfer the title and interest in the Purchase Shares from the Vendor in accordance with this Agreement and otherwise to give effect to the terms of this Agreement.

7.             Counterparts

This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

8.            Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Jersey and the Parties irrevocably agree that the Courts of Jersey shall have jurisdiction to settle any dispute which arises out of or in connection with this Agreement.

9.             Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the Parties.

IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first before written.

SIGNED  by
for and on behalf of the Trustee in the
presence of: -

Witnesses:

1)	Signature:
Name:
Occupation:
Address:

2)	Signature:
Name:
Occupation:
Address:

The Common Seal of: Hung Lay Si Co Limited was affixed in the presence of:- Authorised Signatory:
Executed as a Deed by MERLE A. HINRICH in the presence of:-

Witness signature:

Name in Print:

Address:

Occupation:

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